Exhibit 4.5




                                 LIMITED LIABILITY COMPANY OPERATING
                                 AGREEMENT dated as of March 11, 1994, by and among HW Nebraska, Inc., a Nebraska corporation, CP Nebraska, Inc., a Nebraska corporation, both as Common Members (as defined herein) and as the managing members (the "Managing Members"), as signatories hereto and, pursuant to the Articles of Organization referred to below, the other non-signatory members (collectively, the "Members") from time to time of ConAgra Capital, L.C., an Iowa limited liability company (the "Company").


                                Preliminary Statement

                       The Managing Members, as Common Members, have
             formed the Company under the Iowa Limited Liability Company Act (the "Act") for the purpose of the Company issuing membership interests (the "Membership Interests"), on the terms and conditions set forth herein, and lending the net proceeds thereof to ConAgra, Inc. ("ConAgra") in exchange for one or more debentures (the "Debentures").

                       In that connection, the Managing Members and the
             Preferred Members (as defined herein) desire to enter into a written agreement, in accordance with Section 490A.703 of the Act, as to the affairs of the Company and the conduct of its business. Pursuant to the Articles of Organization of the Company, the Preferred Members are bound by this Agreement.

                       Accordingly, in consideration of the mutual
             promises made herein, the parties hereto hereby agree as follows:

                                      ARTICLE I

                                     Definitions

                       SECTION 1.01. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Act.


















                                      ARTICLE II

                                  General Provisions

                       SECTION 2.01. Company Name. The name of the Company is "ConAgra Capital, L.C.". The name of the Company may be changed from time to time by the Managing Members in their discretion.

                       SECTION 2.02.  Registered Office; Registered
             Agent. The Company shall maintain a registered office in the State of Iowa at, and the name and address of the Company's registered agent in the State of Iowa is, The Prentice-Hall Corporation System, Inc., 729 Insurance Exchange Building, Des Moines, Iowa 50309. Such office and such agent may be changed from time to time by the Managing Members in their discretion. The initial business address and office of the Company shall be in care of ConAgra, Inc., at the address of One ConAgra Drive, Omaha, Nebraska 68102-5001.

                       SECTION 2.03.  Nature of Business Permitted;
             Powers. The primary purpose of the Company is to finance the business operation of ConAgra and companies controlled by ConAgra. Subject to the foregoing and in compliance with any requirements necessary to remain eligible for exemption from the definition of "investment company" under the Investment Company Act of 1940, as amended, and exempt from the periodic reporting requirements under the Securities Exchange Act of 1934, as amended, the Company may carry on any lawful business, purpose or activity.

                       SECTION 2.04. Business Transactions of a Member or the Managing Members with the Company. Subject to
             Section 490A.708 of the Act, the Managing Members or their affiliates may lend money to, borrow money from, act as surety, guarantor or endorser for, guarantee or assume one or more specific obligations of, provide collateral for, and transact other business with, the Company and, subject to other applicable law, shall have the same rights and obligations with respect to any such matter as persons who are not Managing Members or affiliates thereof.

                       SECTION 2.05. Fiscal Year. The fiscal year of the Company for federal income tax purposes shall, except as otherwise required in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), end on December 31 of each year.

                                     ARTICLE III

                                       Members

                       SECTION 3.01. Admission of Members. (a) A person shall be admitted as a Member, or shall become an assignee of a Membership Interest or other rights or powers of a













             Member to the extent assigned, and shall become bound by the terms of this Agreement, without execution of this Agreement, if such person (or a representative authorized by such person orally, in writing or by other action such as payment for a Membership Interest) complies with the conditions for becoming a Member or assignee, as the case may be, as set forth in Section 3.01(b) and requests (which request shall be deemed to have been made by such person effective upon payment for its Membership Interest) that the records of the Company reflect such admission or assignment.

                       The Company shall be promptly notified by any
             assignor of any assignment. The Company will reflect admission of a Member in the records of the Company as soon as is reasonably practicable after either of the following events: (i) in the case of a person acquiring a Membership Interest directly from the Company, at the time of payment therefor, and (ii) in the case of an assignment, upon notification thereof (the Company being entitled to assume, in the absence of knowledge to the contrary, that proper payment has been made by the assignee).

                       (b)  Whether acquiring a Membership Interest
             directly from the Company or by assignment, a person shall be admitted as a Member upon the acquisition or assignment, as the case may be, of such Membership Interest and the reflection of such person's admission as a Member in the records of the Company. The consent of any other Member shall not be required for the admission of a Member.

                       SECTION 3.02.  Classes and Voting.  (a)  The
             Membership Interests of the Company shall be divided into two classes: (i) Series Preferred Membership Interests ("Preferred Interests") and (ii) Common Membership Interests ("Common Interests"). Members holding Preferred Interests shall be referred to herein as "Preferred Members", and Members holding Common Interests shall be referred to herein as "Common Members". Common Interests shall be non-assignable and non-transferable, and may only be issued to and held by the Managing Members. Preferred Interests shall be freely assignable and transferable.

                       (b) The Preferred Interests may be issued from time to time in one or more series, the Membership Interests of each series to have such relative rights, powers and duties as may from time to time be established in a written action or actions of the Managing Members providing for the issue of such series as hereinafter provided. Authority is hereby expressly granted to the Managing Members, subject to the provisions of this Section 3.02, to authorize the issue of one or more series of Preferred Interests, and with respect to each such series to establish by a written action or actions providing for the issue of such series:















                       (i) the maximum number of Preferred Interests to constitute such series and the distinctive designation thereof;

                       (ii) whether the Preferred Interests of such series shall have voting rights and, if so, the terms of such voting rights;

                       (iii) the periodic distribution rate, if any, on
                  the Preferred Interests of such series, the conditions and dates upon which such distributions shall be payable, the dates from which such distributions shall accrue, the preference or relation which such distributions have with respect to distributions payable on any other class or classes of Membership Interests or on any other series of Preferred Interests, and whether such distributions shall be cumulative or noncumulative;

                       (iv) whether the Preferred Interests of such series shall be subject to redemption by the Company, and, if made subject to redemption, the times and other terms and conditions of such redemption (including the amount and kind of consideration to be received upon such redemption);

                       (v)  the rights of the holders of Preferred
                  Interests of such series upon the liquidation, dissolution or winding up of the Company;

                       (vi) whether or not the Preferred Interests of such series shall be subject to the operation of a retirement or sinking fund, and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the Preferred Interests of such series for retirement or to other Company purposes and the terms and provisions relative to the operation thereof;

                       (vii) whether or not the Preferred Interests of such series shall be convertible into, or exchangeable for, Membership Interests of any other class or classes, or of any other series of Preferred Interests, or securities of any other kind, including those issued by the Managing Member or any of its affiliates, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

                       (viii) the limitations and restrictions, if any,
                  to be effective while any Preferred Interests of such series are outstanding upon the payment of periodic distributions or other distributions on, and upon the purchase, redemption or other acquisition by the














                  Company of, Common Interests or any other series of Preferred Interests;

                       (ix) the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue of any additional Membership Interests (including additional Preferred Interests of such series or of any other series ranking on a parity with or prior to the Membership Interests of such series as to periodic distributions or distribution of assets on liquidation, dissolution or winding up);

                       (x)  the times, prices and other terms and
                  conditions for the offering of the Preferred Interests;

                       (xi) the allocation of preferential profits or losses, if any;

                       (xii) the circumstances under which a trustee may
                  be appointed as contemplated by Section 3.02(f); and

                       (xiii) any other relative rights, powers and duties as shall not be inconsistent with this Section 3.02.

                       In connection with the foregoing and without
             limiting the generality thereof and except as otherwise provided herein (including, without limitation, in Sections 3.02(e) and 10.01), the Managing Members are hereby expressly authorized to take any action, including the amendment of this Agreement, without the vote or approval of any Preferred Member, to create under the provisions of this Agreement a class or group of Membership Interests that was not previously outstanding.

                       An action or actions taken by the Managing Members
             pursuant to the provisions of this paragraph (b) shall be deemed an amendment and supplement to and part of this Agreement.

                       (c) All Preferred Interests of any one series shall be identical with each other in all respects, except that Preferred Interests of any one series issued at different times may differ as to the dates from which periodic distributions, if any, thereon shall be cumulative; and all series of Preferred Interests shall rank equally and be identical in all respects, except as permitted by the provisions of paragraph (b) of this Section 3.02; and all Preferred Interests shall rank senior to the Common Interests both as to periodic distributions and distributions of assets upon liquidation dissolution or winding up.

                       (d) In the event of any liquidation, dissolution or winding up of the Company, the holders of Preferred













             Interests of each series at the time outstanding will be entitled to receive out of the assets of the Company legally available for distribution to Members, before any distribution of assets is made to holders of Common Interests or any other class of interests ranking junior to such Preferred Interests as regards participation in assets of the Company, but together with the holders of Preferred Interests of any other series or any other preferred interests of the Company outstanding ranking pari passu with such Preferred Interests as regards participation in the assets of the Company ("Capital Liquidation Parity Interests"), an amount equal, in the case of the holders of the Preferred Interests of such series, to the aggregate of the stated liquidation preference for Preferred Interests of such series and all accumulated and unpaid distributions (whether or not declared) to the date of payment (the "Liquidation Distribution"). If, upon any such liquidation, the Liquidation Distributions can be paid only in part because the Company has insufficient assets available to pay in full the aggregate Liquidation Distributions and the aggregate maximum liquidation distributions on Capital Liquidation Parity Interests, then the amounts payable directly by the Company on the Preferred Interests of such series and on such Capital Liquidation Parity Interests shall be paid on a pro rata basis, so that

                       (i) (x)  the aggregate amount paid as Liquidation
                  Distributions on the Preferred Interests of such series bears to (y) the aggregate amount paid as liquidation distributions on Capital Liquidation Parity Interests the same ratio as

                       (ii) (x) the aggregate Liquidation Distribution
                  bears to (y) the aggregate maximum liquidation distributions on Capital Liquidation Parity Interests.

             For the purposes of this paragraph (d), the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities, or other consideration) of all or substantially all the property or assets of the Company shall be deemed a voluntary liquidation, dissolution or winding up of the Company, but a consolidation or merger of the Company with one or more other limited liability companies or corporations shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

                       (e) Except as shall be otherwise established herein or in the action or actions of the Managing Members providing for the issue of any series of Preferred Interests and except as otherwise required by the Act, the Preferred Members holding such Preferred Interests shall have, with respect to such Preferred Interests, no right or power to vote on any question or matter or in any proceeding or to be represented at, or to receive notice of, any meeting of Members. Notwithstanding the foregoing, if any resolution is proposed for adoption by the Members of the Company providing for, or the Managing Members propose to take any action to effect,

                       (x) any variation or abrogation of the rights,
                  preferences and privileges of the Preferred Interests of any series by way of amendment of the Agreement or otherwise (including, without limitation, the authorization or issuance of any interests in the Company ranking, as to participation in the profits or assets of the Company, senior to the Preferred Interests) which variation or abrogation adversely affects the Members of Preferred Interests of such series,

                       (y) the liquidation, dissolution or winding up of
                  the Company, or

                       (z) the commencement of any bankruptcy,
                  insolvency, reorganization or other similar proceeding involving the Company in the United States or any state thereof,

             then the Members holding outstanding Preferred Interests of such series (and, in the case of a resolution described in clause (x) above which would adversely affect the rights, preferences or privileges of any Capital Dividend Parity Interests or any Capital Liquidation Parity Interests, such Capital Dividend Parity Interests or such Capital Liquidation Parity Interests, as the case may be, or, in the case of any resolution described in clause (y) above, all Capital Liquidation Parity Interests or, in the case of any resolution described in clause (z) above, other than holders of any Preferred Interests of such series that are also creditors of ConAgra or any of its subsidiaries) will be entitled to vote together as a class on such resolution or action of the Managing Members (but not any other resolution or action) and such resolution or action shall not be effective except with the approval of the holders of 66 2/3% in stated liquidation preference of such outstanding Preferred Interests, provided that no such resolution or action shall, without the consent of each Preferred Member affected thereby, (1) change the terms established pursuant to Section 3.02(b)(iii), (iv), (v), (vi), (vii), (viii),
             (xi) or (xii) in a manner adverse to such Preferred Member or (2) reduce the above-stated percentage of stated liquidation preference necessary to approve such action or
             (3) amend the provisions of Section 3.02(f); provided further, however, that no such approval shall be required under clauses (y) and (z) if the liquidation, dissolution or winding up of the Company is proposed or initiated upon the initiation of proceedings, or after proceedings have been initiated, for the liquidation, dissolution, or winding up of either of the Managing Members.














                       (f) If (i) the Company fails to pay distributions in full on the Preferred Interests of any series for 18 consecutive monthly periods, (ii) an Event of Default (as defined in the Debentures) occurs and is continuing on the Debentures, or (iii) ConAgra is in default on any of its payment or other obligations under the Payment and Guarantee Agreement (the "Guarantee") to be executed and delivered by ConAgra in respect of the issuance of the Preferred Interests, then the holders of a majority in stated liquidation preference of the outstanding Preferred Interests of all series having the right to vote for the appointment of a trustee in such event, acting as a single class, shall be entitled to appoint and authorize a trustee to enforce the Company's rights under the Debentures against ConAgra, enforce the obligations undertaken by ConAgra under the Guarantee and declare and pay distributions on the Preferred Interests. For purposes of determining whether the Company has failed to pay distributions in full for 18 consecutive monthly distribution periods, distributions shall be deemed to remain in arrears, notwithstanding any payments in respect thereof, until full cumulative distributions have been or contemporaneously are declared and paid with respect to all monthly distribution periods terminating on or prior to the date of payment of such full cumulative distributions. Not later than 30 days after such right to appoint a trustee arises, the Managing Members shall convene a meeting for the purpose of appointing a trustee. If the Managing Members fail to convene such meeting within such 30-day period, the holders of 10% in stated liquidation preference of the outstanding Preferred Interests of all series having the right to vote for the appointment of a trustee in such event, acting as a single class, shall be entitled to convene such meeting. Any such trustee so appointed shall vacate office immediately, subject to the applicable terms of all such Preferred Interests, if the Company shall have paid in full all accumulated and unpaid distributions on the Preferred Interests of such series or such default or breach by ConAgra shall have been cured.

                       (g) All Common Interests shall be identical with each other in every respect. The Common Interests shall entitle the holders thereof to one vote for each such Common Interest upon all matters upon which Common Members have the right to vote.

                       SECTION 3.03. Liability of Members. (a) Except as otherwise provided in Section 3.03(b) below, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company; and no Member of the Company, other than the Managing Members as described in
             Section 3.03(b), shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member.













                       (b) The Common Members shall have unlimited
             liability for the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, and shall be obligated personally for all such debts, obligations and liabilities of the Company, in the same way and to the same extent as if the Company were a partnership under the Iowa Uniform Partnership Act, Chapter 486 of the Code of Iowa, of which the Managing Members were general partners.

                       SECTION 3.04. Events of Cessation of Membership. A person shall cease to be a Member only upon the lawful assignment of its Membership Interests (including any redemption, exchange or other repurchase by the Company or the Managing Members), and the compliance, in cases other than any such redemption, exchange or repurchase, of the assignee with the provisions of Section 3.01.

                       SECTION 3.05. Access to and Confidentiality of Information; Records. (a) Each Member shall have the right, subject to such reasonable standards (including standards governing time, location and expense) as may be established by the Managing Members from time to time, to obtain from the Company from time to time upon reasonable demand for any purpose reasonably related to the Member's interest as a Member of the Company, the documents and other information described in Section 490A.709 of the Act.

                       (b)  Any demand by a Member pursuant to this
             Section 3.05 shall be in writing and shall state the purpose of such demand.

                                      ARTICLE IV

                                      Management

                       SECTION 4.01. Management of the Company. The business and affairs of the Company shall be managed, and all actions required under this Agreement shall be determined, solely and exclusively by the Managing Members, in their capacity as Common Members, which shall have all rights and powers on behalf and in the name of the Company to perform all acts necessary and desirable to the objects and purposes of the Company. Without limiting the generality of the foregoing, but subject to Section 2.03 hereof, the Managing Members, in their capacity as Common Members, shall have the power to:

                       (a) authorize and engage in transactions and
                  dealings on behalf of the Company, including transactions and dealings with any Member or any affiliate of any Member or the Managing Members (including, without limitation, purchasing Debentures from and making loans to ConAgra);














                       (b) call meetings of Members or any class or
                  series thereof;

                       (c) issue Membership Interests;

                       (d) pay all expenses incurred in forming the
                  Company;

                       (e) borrow money on behalf of the Company, issue
                  or guarantee evidences of indebtedness and obtain lines of credit, loan commitments and letters of credit for the account of the Company and secure the same by mortgage, pledge or other lien on any assets of the Company;

                       (f) lend money, with or without security, to any
                  person, including the Managing Members, any Member or any affiliate thereof;

                       (g) determine and make distributions, in cash or
                  otherwise, on Membership Interests, in accordance with the provisions of this Agreement and of the Act;

                       (h) establish or set aside in their discretion any
                  reserve or reserves for contingencies and for any other proper Company purpose;

                       (i) redeem or repurchase on behalf of the Company
                  Membership Interests which may be so redeemed or repurchased;

                       (j) appoint (and dismiss from appointment)
                  officers, attorneys and agents on behalf of the Company, and employ (and dismiss from employment) any and all persons providing legal, accounting or financial services to the Company, or such other employees or agents as the Managing Members deem necessary or desirable for the management and operation of the Company, including, without limitation, any Member or any affiliate of the Managing Members or any Member;

                       (k) incur and pay all expenses and obligations
                  incident to the operation and management of the Company, including, without limitation, the services referred to in the preceding paragraph, taxes, interest, travel, rent, insurance, supplies, salaries and wages of the Company's employees and agents;

                       (l) acquire and enter into any contract of
                  insurance necessary or desirable for the protection or conservation of the Company and its assets or otherwise in the interest of the Company as the Managing Members shall determine;














                       (m) open accounts and deposit, maintain and
                  withdraw funds in the name of the Company in banks, savings and loan associations, brokerage firms or other financial institutions;

                       (n) effect a dissolution of the Company and to act
                  as liquidator or the person winding up the Company's affairs, all in accordance with the provisions of this Agreement and of the Act;

                       (o) bring and defend on behalf of the Company
                  actions and proceedings at law or equity before any court or governmental, administrative or otherwise regulatory agency, body or commission or otherwise;

                       (p) prepare and cause to be prepared reports,
                  statements and other relevant information for distribution to Members as may be required or determined to be appropriate by the Managing Members from time to time;

                       (q) prepare and file all necessary returns and
                  statements and pay all taxes, assessments and other impositions applicable to the assets of the Company; and

                       (r) execute all other documents or instruments,
                  perform all duties and powers and do all things for and on behalf of the Company in all matters necessary or desirable or incidental to the foregoing.

                       The Managing Members are hereby authorized and
             directed to conduct their affairs and to operate the Company in such a way that the Company would not be deemed to be an "investment company" for purposes of the Investment Company Act of 1940, as amended. In this connection, the Managing Members are authorized to take any action not inconsistent with applicable law, the articles of organization or this Agreement which they determine in their discretion to be necessary or desirable for such purposes.

                       SECTION 4.02. Classes and Voting. All Common Members shall have the right to vote separately as a class on any matter on which the Common Members have the right to vote regardless of the voting rights of any other Member.

                       SECTION 4.03. Books and Records; Accounting. The Managing Members shall keep or cause to be kept at the address of the Managing Members (or at such other place as the Managing Members shall advise the other Members in writing) true and full books and records regarding the status of the business and financial condition of the Company.















                       SECTION 4.04. Company Tax Returns. (a) The Managing Members shall cause to be prepared and timely filed all tax returns required to be filed for the Company. The Managing Members may, in their discretion, make or refrain from making any federal, state or local income or other tax elections for the Company that they deem necessary or advisable, including, without limitation, any election under
             Section 754 of the Internal Revenue Code or any successor provision.

                       (b) CP Nebraska, Inc. is hereby designated as the Company's "Tax Matters Partner" under Code Section 6231(a)(7) and shall have all the powers and responsibilities of such position as provided in the Code. CP Nebraska, Inc. is specifically directed and authorized to take whatever steps CP Nebraska, Inc., in its discretion, deems necessary or desirable to perfect such designation, including filing any forms or documents with the Internal Revenue Service and taking such other action as may from time to time be required under the Regulations issued under the Code. Expenses incurred by the Tax Matters Partner, in its capacity as such will be borne by the Company.

                       SECTION 4.05 Reliance by Third Parties. Persons dealing with the Company are entitled to rely conclusively upon the power and authority of the Managing Members herein set forth.

                       SECTION 4.06  Expenses.  Except as otherwise
             provided in this Agreement, the Company shall be responsible for all and shall pay all expenses out of funds of the Company determined by the Managing Members to be available for such purpose, provided that such expenses or obligations are those of the Company or are otherwise incurred by the Managing Members in connection with this Agreement, including, without limitation:

                       (a) all expenses incurred by the Managing Members or its affiliates in organizing the Company;

                       (b)  all costs and expenses related to the
                  business of the Company and all routine administrative expenses of the Company, including the maintenance of books and records of the Company, the preparation and dispatch to the Members of checks, financial reports, tax returns and notices required pursuant to this Agreement and the holding of any meetings of the Members;

                       (c) all expenses incurred in connection with any indebtedness or guarantees of the Company or any proposed or definitive credit facility or other credit arrangement;















                       (d) all expenses incurred in connection with any litigation involving the Company (including the cost of any investigation and preparation) and the amount of any judgment or settlement paid in connection therewith (other than expenses incurred by the Managing Member in connection with any litigation brought by or on behalf of any Member against the Managing Member);

                       (e) all expenses for indemnity or contribution payable by the Company to any Person;

                       (f) all expenses incurred in connection with the collection of amounts due to the Company from any person;

                       (g) all expenses incurred in connection with the preparation of amendments to this Agreement; and

                       (h) all expenses incurred in connection with the liquidation, dissolution and winding up of the Company.


                       SECTION 4.07.  Merger or Consolidation.  The
             Company may not consolidate or merge with, or convey, transfer or lease its properties and assets substantially as an entirety to any limited liability company, corporation or other body, except as set forth in this Section 4.07. The Company may solely for the purpose of changing its domicile, without the consent of the Preferred Members, consolidate or merge with or into a limited liability company or a limited partnership formed under the laws of any state of the United States of America; provided that (i) such successor limited liability company or limited partnership expressly assumes all of the obligations of the Company, (ii) ConAgra expressly acknowledges such successor as the holder of all of the Debentures relating to each series of Preferred Interests then outstanding, (iii) such merger or consolidation does not cause any series of Preferred Interests then outstanding to be delisted by any national securities exchange or other organization on which such series is then listed, (iv) the Preferred Members do not suffer any adverse tax consequences as a result of such merger or consolidation, (v) such merger or consolidation does not cause any Preferred Interests to be downgraded by any "nationally recognized statistical rating organization," as that term is defined by the Securities and Exchange Commission for purposes of Rule 436(g)(2) under the Securities Act of 1933, as amended, and (vi) following such merger or consolidation, neither ConAgra nor such successor limited liability company or limited partnership will be an "investment company" for purposes of the Investment Company Act of 1940, as amended.


                                      ARTICLE V













                            Contributions and Allocations

                       SECTION 5.01.  Form of Contribution.  The
             contribution of a Member to the Company may, as determined by the Managing Members in their discretion, be in cash, or a promissory note or other obligation to contribute cash.

                       SECTION 5.02.  Contributions by the Common
             Members. The Common Members shall make such contributions to the Company, either in connection with the purchase of Common Membership Interests or otherwise, so as to cause their Common Interests to be entitled to at least 21% of all interest in the capital, income, gain, loss, deduction, credit and distributions of the Company at all times.

                       SECTION 5.03. Contributions by the Preferred Members. The Preferred Members shall make such contributions to the Company in accordance with the applicable terms of Section 3.02 of this Agreement. Preferred Members, in their capacity as Members of the Company, shall not be required to make any additional contribution to the Company and shall have no additional liability solely by reason of being Preferred Members in excess of their share of the Company's assets and undistributed profits.

                       SECTION 5.04. Allocation of Profits and Losses. The profits and losses of the Company shall, subject to the applicable terms of Section 3.02 of this Agreement and of any series of Preferred Interests (including the preferential allocation of profits and losses, if any), be allocated entirely to the Common Members.

                       SECTION 5.05. Allocation of Distributions. The distributions of the Company shall, subject to the applicable terms of Section 3.02 of this Agreement and of any series of Preferred Interests (including the preferential allocation of distributions, if any), be allocated entirely to the Common Members.


                                      ARTICLE VI

                            Distributions and Resignations

                       SECTION 6.01. Interim Distribution. Preferred Members shall receive periodic distributions, if any, in accordance with the applicable terms of Section 3.02 of this Agreement and of any series of Preferred Interests, and Common Members shall receive periodic distributions, subject to the applicable terms of Section 3.02 of this Agreement and of any series of Preferred Interests, and to the provisions of the Act, as and when declared by the Managing Members, in their discretion out of funds legally available therefor.













                       SECTION 6.02.  Resignation of the Managing
             Members. The Managing Members shall have no right to resign.

                       SECTION 6.03. Resignation of Member. A Member shall resign from the Company prior to the dissolution and winding up of the Company only upon the assignment of its Membership Interests (including any redemption, exchange or other repurchase by the Company) and, as the case may be, compliance with the provisions of Section 3.01 of this Agreement.

                       SECTION 6.04. Distribution Upon Resignation.  Upon
             resignation, and except in accordance with the applicable terms of its Membership Interest, any resigning Member shall not be entitled to receive any distribution and shall not otherwise be entitled to receive the fair value of its Membership Interest.

                       SECTION 6.05. Distribution in Kind. A Member, in the discretion of the Managing Members and in accordance with any applicable agreement, instrument, action or terms of the Membership Interests, may receive distributions from the Company in any form other than cash, and may be compelled to accept a distribution of any asset in kind from the Company such that the percentage of the asset distributed to him equals a percentage of that asset which is equal to the percentage in which the Member shares in distributions from the Company.

                       SECTION 6.06. Record Dates. The Managing Members in their discretion, and in accordance with any applicable agreement, instrument or action, shall have the right to establish a record date with respect to allocations and distributions by the Company.


                                     ARTICLE VII

                          Assignment of Membership Interests

                       SECTION 7.01. Assignment of Membership Interests. Notwithstanding anything to the contrary under this Agreement, Common Interests shall be non-assignable and non-transferable, and may only be issued to a Managing Member and held by the Managing Member to which such Common Interest was originally issued. Preferred Interests shall be freely assignable and transferable, subject to the provisions of Section 3.01.

                       SECTION 7.02.  Right of Assignee to Become a
             Member. An assignee shall become a Member upon compliance with the provisions of Section 3.01.















                                     ARTICLE VIII

                                     Dissolution

                       SECTION 8.01. Duration and Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:

                       (a)  May 15, 2094;

                       (b) any Managing Member makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy, is adjudged bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceeding, files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any statute, law or regulation, files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, seeks, consents or acquiesces in the appointment of a trustee, receiver or liquidator of any Managing Member of any substantial part of its properties, or 120 days after the commencement of any proceeding against any Managing Member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without its consent or acquiescence of a trustee, receiver or liquidator of any Managing Member or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated;

                       (c) upon the withdrawal, resignation, expulsion, dissolution or liquidation of any Managing Member or the occurrence of any other event that terminates the continued membership of the Common Members;

                       (d)  a decision made by the Managing Members
                  (subject to the voting rights of the holders of the Preferred Interests set forth in Section 3.02(e)) to dissolve the Company;

                       (e)  the written consent of all Members; and

                       (f) the entry of a decree of judicial dissolution under Section 490A.1302 of the Act.

                       The death, retirement, resignation, expulsion,
             bankruptcy or dissolution of any other Member or the occurrence of any other event which terminates the continued













             membership of any other Member in the Company shall not cause the Company to be dissolved and its affairs wound up.

                       SECTION 8.02.  Winding Up.  Subject to the
             provisions of the Act, the Managing Members shall have the exclusive right to wind up the Company's affairs in accordance with Section 490A.1303 of the Act (and shall promptly do so upon dissolution of the Company in accordance with Section 8.01), and shall also have the exclusive right to act as or appoint a liquidating trustee in connection therewith.

                       SECTION 8.03. Distribution of Assets. Upon the winding up of the Company the assets shall be distributed in the manner provided in Section 490A.1304 of the Act, subject to the applicable terms of Section 3.02 and of any series of Preferred Interests.

                                      ARTICLE IX

                                       Reports

                       SECTION 9.01.  Tax Reports and Financial
             Statements. After the end of each fiscal year, the Managing Members shall, as promptly as possible and in any event within 90 days of the close of the fiscal year, (a) cause to be prepared and made available upon request of any Preferred Member the financial statements of the Company prepared in accordance with generally accepted accounting principles and
             (b) cause to be prepared and transmitted to each member federal income tax form K-1 or any other forms which are necessary or advisable.


                                      ARTICLE X

                                    Miscellaneous

                       SECTION 10.01.  Amendment to the Agreement.
             Except as otherwise provided in this Agreement or by any applicable terms of any Preferred Interests, this Agreement (other than Section 7.01 of this Agreement) may be amended by a written instrument executed by the Managing Members.

                       SECTION 10.02. Successors; Counterparts. This Agreement (a) shall be binding as to the executors, administrators, estates, heirs and legal successors, or nominees or representatives, of the Members and (b) may be executed in several counterparts with the same effect as if the parties executing the several counterparts had all executed one counterpart.

                       SECTION 10.03. Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa without giving effect to the principles of conflict of laws thereof. In particular, this Agreement shall be construed to the maximum extent possible to comply with all of the terms and conditions of the Act. If, nevertheless, it shall be determined by a court of competent jurisdiction that any provisions or wording of this Agreement shall be invalid or unenforceable under said Act or other applicable law, such invalidity or unenforceability shall not invalidate the entire Agreement. In that case, this Agreement shall be construed as to limit any term or provision so as to make it enforceable or valid within the requirements of applicable law, and, in the event such term or provisions cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions. If it shall be determined by a court of competent jurisdiction that any provision relating to the distributions and allocations of the Company or to any fee payable by the Company is invalid or unenforceable, this Agreement shall be construed or interpreted so as (a) to make it enforceable or valid and (b) to make the distributions and allocations as closely equivalent to those set forth in this Agreement as is permissible under applicable law.

                       SECTION 10.04. Filings. Following the execution and delivery of this Agreement, the Managing Members shall promptly prepare any documents required to be filed and recorded under the Act, and the Managing Members shall promptly cause each such document to be filed and recorded in accordance with Act and, to the extent required by local law, to be filed and recorded or notice thereof to be published in the appropriate place in each jurisdiction in which the Company may hereafter establish a place of business. The Managing Members shall also promptly cause to be filed, recorded and published such statements of fictitious business name and any other notices, certificates, statements or other instruments required by any provision of any applicable law of the United States or any state or other jurisdiction which governs the conduct of its business from time to time.

                       SECTION 10.05. Power of Attorney. Each Member does hereby constitute and appoint each Managing Member as its true and lawful representative and attorney-in-fact, in its name, place and stead to make, execute, sign, deliver and file (a) Articles of Organization of the Company, any amendment thereof required because of an amendment to this Agreement or in order to effectuate any change in the membership of the Company, (b) this Agreement, (c) any amendments to this Agreement and (d) all such other instruments, documents and certificates which may from time to time be required by the laws of the United States of America, the State of Iowa or any other jurisdiction, or any political subdivision of agency thereof, to effectuate, implement and continue the valid and subsisting existence of the Company or to dissolve the Company or for any other purpose consistent with this Agreement and the transactions contemplated hereby.

                       The power of attorney granted hereby is coupled
             with an interest and shall (a) survive and not be affected by the subsequent death, incapacity, disability, dissolution, termination or bankruptcy of the Member granting the same or the transfer of all or any portion of such Member's Interest and (b) extend to such Member's successors, assigns and legal representatives.

                       SECTION 10.06.  Headings.  Section and other
             headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Agreement or any provision hereof.

                       SECTION 10.07.  Additional Documents.  Each
             Member, upon the request of the Managing Members, agrees to perform all further acts and execute, acknowledge and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

                       SECTION 10.08. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to such party (and any other person designated by such party) at its address or telecopier number set forth in a schedule filed with the records of the Company or such other address or telecopier number as such party may hereafter specify for the purpose of notice to the Managing Members (if such party is not a Managing Member) or to all the other Members (if such party is a Managing Member).
             Each such notice, request or other communication shall be effective (a) if given by telecopier, when transmitted to the number specified pursuant to this Section and the appropriate confirmation is received, (b) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or
             (c) if given by any other means, when delivered at the address specified pursuant to this Section.

                  IN WITNESS WHEREOF, the undersigned have hereto set
             their hands as of the day and year first above written.

                                      COMMON MEMBERS:


                                      CP NEBRASKA, INC.


                                      By:________________________
                                      Name:
                                      Title:














                                      HW NEBRASKA, INC.



                                      By:________________________
                                      Name:
                                      Title: